CHANGE IN CONTROL AGREEMENT          Exhibit 10



          THIS AGREEMENT dated and entered into effective as of the 21st day of April, 1994, by and between E'town Corporation, a New Jersey corporation (together with its affiliated companies, the "Company"), and Andrew M. Chapman, residing at 22 Hawthorne Road, Short Hills, New Jersey 07078 (the "Executive").

                      W I T N E S S E T H:


          WHEREAS, should the Company receive a proposal from or engage in discussions with a third person concerning a possible business combination with or the acquisition of a substantial portion of voting securities of the Company, the Board of Directors of the Company (the "Board") has deemed it imperative that it and the Company be able to rely on the Executive to continue to serve in his position and that the Board and the Company be able to rely upon his advice as being in the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and

          WHEREAS, the Company desires to reward the Executive for his valuable, dedicated service to the Company should his service be terminated under circumstances hereinafter described; and

          WHEREAS, the Board therefore considers it in the best interests of the Company and its shareholders for the Company to enter into this Change in Control Agreement with the Executive;

          NOW, THEREFORE, to assure the Company of the Executive's continued dedication and the availability of his advice and counsel in the event of any such proposal, to induce the Executive to re-main in the employ of the Company and to reward the Executive for his valuable, dedicated service to the Company should his service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Company and the Executive agree as follows:

          1.  OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT.

          (a) This Agreement shall commence on the date hereof and continue in effect through December 31, 1995; provided, however, that commencing on January 1, 1996 and each succeeding January 1 thereafter, the term of this Agreement shall be extended automatic-ally for one additional year unless not later than September 30 of the preceding year the Company shall have given notice to the Executive that it does not wish to extend this Agreement.


          (b) This Agreement is effective and binding on both parties hereto as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control of the Company" (as hereinafter defined). For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if

               (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a person engaging in a transaction of the type described in clause (Z) of this subsection but which does not constitute a change in con-trol under such clause, hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

               (Y) during any period of twenty-four consecutive months during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (X) or (Z) of this subsection) whose election by the Board, or nomin-ation for election by the Company shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nom-ination for election was previously so approved ("Contin-uing Members"), cease for any reason to constitute a majority thereof; or

              (Z) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company completes a merger, consolidation or similar transaction of the Company with or into any other corporation, or a binding share exchange involving the Company's secur-ities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.


          2.  EMPLOYMENT OF EXECUTIVE.

          Nothing herein shall affect any right which the Executive or the Company may otherwise have to terminate the Executive's employment by the Company at any time in any lawful manner, subject always to the Company's providing to the Executive the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.

          In the event any person commences a tender or exchange offer, circulates a proxy statement to the Company's shareholders or takes other steps designed to effect a Change in Control of the Company as defined in paragraph 1 of this Agreement, the Executive agrees that he will not voluntarily leave the employ of the Company and will continue to perform his regular duties and to render the services provided by the Executive to the Company until such person has abandoned or terminated his efforts to effect a Change in Control of the Company or until a Change in Control of the Company has occurred. Should the Executive voluntarily terminate his employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control of the Company and no such effort is then in process, this Agreement shall automatically terminate and be of no further force or effect.


          3.  TERMINATION FOLLOWING CHANGE IN CONTROL.

          (a) If any of the events described in paragraph 1 hereof constituting a Change in Control of the Company shall have occur-red, the Executive shall be entitled to the benefits provided in paragraph 4 hereof upon the subsequent termination of his employ-ment within the applicable period set forth in paragraph 4 hereof following such Change in Control of the Company unless such termin-ation is (i) due to the Executive's death; or (ii) by the Company by reason of the Executive's Disability (as hereinafter defined) or for Cause (as hereinafter defined); or (iii) by the Executive other than for Good Reason (as hereinafter defined).

          (b) If following a Change in Control of the Company the Executive's employment is terminated by reason of his death or Dis-ability, the Executive shall be entitled to death or long-term dis-ability benefits, as the case may be, from the Company no less favorable than the maximum benefits to which he would have been entitled had the death or termination for Disability occurred at any time during the six month period prior to the Change in Control of the Company. If prior to any such termination for Disability, the Executive fails to perform his duties as a result of incapacity due to physical or mental illness, he shall continue to receive his Salary (as hereinafter defined) less any benefits as may be available to him under the Company's disability plans until his employment is terminated for Disability.

          (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay to the Executive his full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

          (d)  For purposes of this Agreement:

          (i) "Disability" shall mean the Executive's incapacity due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Executive pursuant to any other plan or agreement, whichever is applicable.

          (ii)  "Cause" shall mean:

               (A) the conviction of the Executive for a felony, or the willful commission by the Executive of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

               (B) the commission by the Executive of an act of fraud in the performance of such Executive's duties on behalf of the Company that causes or will probably cause economic damage to the Company; or

               (C) the continuing willful failure of the Executive to perform his duties, as such duties were performed by the Executive prior to the day of the Change of Control of the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee of the Board.

          For purposes of this subparagraph (d)(ii), no act, or failure to act, on the Executive's part shall be considered "will-ful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

          (iii) "Good Reason" shall mean:

               (A) The assignment by the Company to the Executive of duties without the Executive's express written consent, which (i) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control of the Company, or (ii) result in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive of the Company when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control of the Company, or, (iii) without the Executive's express written consent, the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control of the Company, except in connection with a termination of the Executive's employment by the Company for Cause, or by reason of the Executive' death or Disability;

               (B) A reduction by the Company of the Executive's Salary, or the failure to grant increases in the Executive's Salary on a basis at least substantially comparable to those granted to other executives generally of the Company of comparable title, salary and performance ratings, made in good faith;

               (C) The relocation of the Company's principal executive offices to a location outside the State of New Jersey, or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control of the Company, or in the event of any relocation of the Executive with the Executive's express written consent, the failure by the Company to pay (or reimburse the Executive for) all reasonable moving expenses by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss upon such sale on an after tax basis;

               (D) The failure by the Company to continue to provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's stock option plan, incentive bonus plan and any other plan in which executives of the Company of comparable title and salary participate and as were provided to the Executive immediately prior to such Change in Control of the Company, or with a package of welfare benefits and perquisites, that is substantially comparable in all material respects to such welfare benefits and perquisites; or

               (E) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in subparagraph 5(d) hereof.

          (iv) "Dispute" shall mean (i) in the case of termination of employment of the Executive with the Company by the Company for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (ii) in the case of termination of employment of the Executive with the Company by the Executive for Good Reason, that the Company challenges the existence of Good Reason.

          (v) "Salary" shall mean the Executive's average annual compensation reported on United States Internal Revenue
          Service Form W-2 ("Form W-2").

          (vi) "Incentive Compensation" in any year shall mean the amount the Executive has elected to defer in such year and the amount accrued, if any, under any plan, arrangement or contract providing for the deferral of compensation between the Company and the Executive which is not reported on Form W-2, including, without limitation, any employer contributions by the Company on behalf of the Executive in accordance with the terms and conditions of any 401(k) plan in which executives of the Company of comparable title and salary participate.

          (e) Any purported termination of employment by the Com-pany by reason of the Executive's Disability or for Cause, or by the Executive for Good Reason shall be communicated by written Notice of Termination (as hereinafter defined) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments due under this Agreement. The Executive shall not be entitled to give a Notice of Termination that the Executive is terminating his employment with the Company for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason. The Executive's actual employment by the Company shall cease on the Date of Termination (as hereinafter defined) specified in the Notice of Termination, even though such Date of Termination for all other purposes of this Agreement may be extended in the manner contemplated in the second sentence of Paragraph 3(f).

          (f) For purposes of this Agreement, the "Date of Termin-ation" shall mean the date specified in the Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the next sentence. If within thirty (30) days after any Notice of Ter-mination is given, the party who receives such Notice of Termina-tion notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company shall continue to pay the Executive the same Salary and to provide the Executive with the same or substantially comparable welfare benefits and perquisites that the Executive was paid and provided immediately prior to the Change in Control of the Company. Should a Dispute ultimately be determined in favor of the Company, then all sums paid by the Company to the Executive from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by the Executive to the Company, with interest at the average prime rate generally prevailing from time to time among major New York City banks and all options, rights and stock awards granted to the Executive during such period shall be cancelled or returned to the Company. The Executive shall not be obligated to pay to the Company the cost of providing the Executive with welfare benefits and perquisites for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be deter-mined in favor of the Executive, then the Executive shall be entitled to retain all sums paid to the Executive under this para-graph 3(f) pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof to the extent not previously paid hereunder.

          4.  PAYMENTS UPON TERMINATION.

          If within three (3) years after a Change in Control of the Company, the Company shall terminate the Executive's employment other than by reason of the Executive's death, Disability or for Cause or if the Executive shall terminate his employment for Good Reason then,

          (a) The Company will continue to pay to the Executive, for a period of thirty (30) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termina-tion, the Executive's Salary and Incentive Compensation (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supple-mental payments) at the highest rate in effect during the twenty-four (24) month period ending on the day on which the Change in Control of the Company occurred; and

          (b) For a period of thirty (30) months following the Date of Termination, the Company shall provide, at the Company's expense, the Executive and the Executive's spouse and children with full benefits under any employee benefit plan or arrangement in which the Executive participated immediately prior to the day on which the Change in Control of the Company occurred, including, without limitation, any hospital, medical and dental insurance with substantially the same coverage and benefits as were provided to the Executive immediately prior to the day on which the Change in Control of the Company occurred; and

          (c) The Company will pay on the date of Termination to the Executive as compensation for services rendered on or before the Executive's Date of Termination, in addition to the amounts set forth in paragraph 4(a) above, a sum equal to all Incentive Compensation and other incentive awards due to the Executive immediately prior to the day on which the Change in Control of the Company occurred but not yet paid; and

          (d) For a period of thirty (30) months following the Date of Termination, the Company shall provide to the Executive, at the Company's expense, the automobile provided by the Company to the Executive immediately prior to the day on which the Change in Control of the Company occurred (or a comparable automobile) and the Company shall reimburse the Executive any and all expense incurred by the Executive in connection with the use of such automobile during such thirty month period to the extent that the Company reimburses generally other executives of comparable title, salary and performance ratings; and

          (e) Any restricted Stock in the Executive's account as an officer of the Company which is not vested in the Executive as of the Change in Control of the Company shall become vested, and all such restrictions thereon (including, but not limited to, any restrictions on the transferability of such Stock), and any restrictions on any other restricted stock awarded to the Executive through any plan or arrangement of the Company on or before the Change in Control of the Company, shall become null and void and of no further force and effect, immediately upon the Change in Control of the Company; and

          (f) In event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible in whole or in part by the Company as the result of Section 280G of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code"), the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible by reducing to the extent necessary the payment under paragraph 3(a) hereof. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Executive and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and
          (4) of the Code.

          5.  GENERAL.

          (a) The Executive shall retain in confidence any pro-prietary or other confidential information known to him concerning the Company and its business so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. Notwithstanding anything to the contrary contained herein, this paragraph 5(a) shall survive any expiration or termination of this Agreement for any reason whatsoever.

          (b) Subject to paragraph 5(f) below, the Company's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraph 5(f) herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Executive or any person entitled thereto.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or other-
wise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satis-factory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agree-ment provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by opera-tion of law.

          (d) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. The obligations of the Executive hereunder shall not be assignable by the Executive.

          (e) Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company and the rights of the Company to terminate the employment of the Executive shall continue as fully as though this Agreement were not in effect.

          (f) The Executive shall be required to mitigate the amount of any payment or other benefit provided for in this Agree-ment by seeking other employment of similar responsibility, salary and benefits and, upon any such employment of the Executive, all payments or other benefits provided for in this Agreement then or thereafter due to the Executive shall thereupon immediately cease and this Agreement shall be of no further force and effect.

          6.  NOTICE.

          For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               Andrew M. Chapman
               22 Hawthorne Road
               Short Hills, New Jersey 07078


          If to the Company:

               E'town Corporation
               600 South Avenue
               Westfield, New Jersey 07090


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          7.  MISCELLANEOUS.

          No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agree-ment to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. However, this Agreement is in addition to, and not in lieu of, any other plan providing for pay-ments to or benefits for the Executive or any agreement now exist-ing, or which hereafter may be entered into, between the Company and the Executive. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

          8.  VALIDITY.

          The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohi-bited or unenforceable in any jurisdiction shall, as to such juris-diction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have executed this Agree-ment as of the date set forth above.


                                E'TOWN CORPORATION



                                By: /s/ Robert W. Kean Jr.
                                Name: Robert W. Kean Jr.
                                Title: Chairman & Chief Executive Officer


                                EXECUTIVE


                                /s/ Andrew M. Chapman

                                ANDREW M. CHAPMAN